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                                                                   EXHIBIT 10.10

                             STOCK PLEDGE AGREEMENT

         This Stock Pledge Agreement (this "Agreement") is entered into this 28th day of February, 1994, by and between Myriad Industries, Inc., a Delaware corporation ("Pledgor"), and Fairfield Developments, Inc., a Washington Corporation ("Pledgee").

                                    RECITALS

A. Pledgor is indebted to Pledgee in the amount of $55,000.00, as evidenced by a promissory note of even date herewith made and delivered by Pledgor to Pledgee.

B. Pursuant to the agreement of the parties, Pledgee has agreed to forego its rights of collection with respect to all existing indebtedness of Pledgor in return for Pledgor's promissory note in the amount set forth above and its pledge to Pledgee of the shares of the common stock of any new subsidiary subsequently purchased or organized by Myriad pursuant to the terms and conditions set forth below.

C. Pledgor has determined that it is in its best interest to agree to the terms set forth above.


         NOW, THEREFORE, the parties hereto, in consideration of the foregoing premises, the mutual covenants set forth and other good and valuable consideration, hereby agree as follows:

1. PLEDGE OF STOCK.

                           a. Pledge. Pledgor hereby assigns and transfers to
Pledgee, and grants a security interest to Pledgee in, the Shares as security for the prompt payment to Pledgee when due, whether by acceleration or otherwise, and at all times thereafter, of Pledgor's obligation to make payments to Pledgee from the date hereof pursuant to the Promissory Note.

                           b. Delivery. Concurrently with the exception and
delivery of this Agreement, Pledgor agrees to promptly deliver to Pledgee any and all Certificates representing Pledgor's interests in any new subsidiary subsequently purchased or organized by Myriad pursuant to the terms and conditions set forth below. Pledgee agrees that so long as Pledgor does not breach or default in any payment due Pledgee pursuant to the Promissory Note or this Agreement, Pledgee shall hold in trust pursuant to the provisions of this Agreement the Certificates and any other items called for hereinbelow.

2. RIGHTS AND BENEFITS OF PLEDGED SHARES.

Unless and until default shall occur under the terms of this Agreement, Pledgor shall be entitled to vote the Shares and to receive cash dividends upon the shares; provided, however, that Pledgor
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                             Stock Pledge Agreement
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shall be permitted to receive no cash dividends at any time while Pledgor is in default of its obligations to Pledgee pursuant to the Promissory Note and all such cash dividends shall be deposited with Pledgee.

3. APPOINTMENT OF PLEDGEE AS ATTORNEY-IN-FACT.

In the event of a default hereunder, Pledgor hereby appoints and constitute Pledgee as its true and lawful attorney-in-fact and with full power of substitution in the premises to execute assignments and endorsements of the Shares as may be necessary to effect the rights and remedies which Pledgee has under this Agreement.

4. WARRANTIES OF PLEDGOR

                  a. Pledgor has marketable title to the Stock, free from prior liens, encumbrances, charges or pledges of any kind;

                  b. The Stock constitutes duly authorized and issued shares of Pledgor in accordance with the Articles of Incorporation and Bylaws of Pledgor and in compliance with all applicable law;

                  c. Pledgor has been duly formed and is in good standing as a Delaware corporation, and is in compliance with all applicable law of each jurisdiction in which it does business;

                  d. Pledgor's entry into this Agreement will not violate any prior agreement, contract, court order or applicable law, or Pledgor's Articles of Incorporation or Bylaws;

5. COVENANTS OF PLEDGOR.

                  a. Pledgor hereby covenants that, so long as this Agreement shall remain in force, Pledgor shall not take any of the following actions without the prior written consent of Pledgee:

                      (1) Dissolve, merge or liquidate Pledgor;

                      (2) Change materially the nature of the business of Pledgor taken as a whole.

                      (3) Issue additional shares of its common stock or authorize the issuance of additional share of its common stock;

                      (4) Declare or distribute a stock dividend or make any other distribution with respect to its common stock;

                      (5) Sell or lease all or essentially all of its assets outside of the ordinary course of business; or,
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                             Stock Pledge Agreement
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                      (6) Issue any rights to subscribe to additional shares of
its common stock.

                  b. Pledgor hereby covenants that, so long as this Agreement shall remain in force, Pledgor shall:

                      (1) Pay promptly all liens, taxes, assessments, or contributions required by law;

                      (2) Maintain its corporate existence and comply with all applicable law;

                      (3) Maintain its properties and assets in good working condition; and,

                      (4) Reimburse Pledgee for all expenses or costs reasonably incurred in protecting or realizing on the Stock.

6. EVENTS OF DEFAULT.

The occurrence of any of the following events shall constitute a default hereunder:

                  a. The failure of Pledgor to pay when due, whether by acceleration or otherwise; any payment to Pledgee called for by the Promissory Note referred to therein and the failure of Pledgor to make such payment without thirty (30) days following notice from Pledgee of Pledgor's failure to make timely payment thereof;

                  b. Pledgor breaches any covenant, warranty or agreement contained in this Agreement;

                  c. Pledgor becomes insolvent;

                  d. The filing of a petition in bankruptcy or other arrangement under the Federal Bankruptcy Code by or against a Pledgor, an assignment for the benefit of creditors by Pledgor, or the appointment of a receiver for Pledgor or any property of Pledgor;

                  e. The making of any levy, seizure or attachment of any of the Shares which continues unpaid for a period of thirty (30) days or longer.

7. POWER TO SELL FOLLOWING DEFAULT.

Upon the occurrence of an event of default under the provisions of this Agreement, Pledgee shall have the option to declare this Agreement in default and thereupon Pledgee is authorized to exercise, and shall have, in addition to all other rights and remedies, the rights and remedies of a secured party under the Uniform Commercial Code of Washington and any other applicable laws and the rights and remedies provided in this Agreement.
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                             Stock Pledge Agreement
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Pledgee is authorized, at its option and without further notice or demand, to cause the Shares to be transferred of record to Pledgee and shall be entitled to exercise all rights of ownership in respect to the Shares and all property received with respect to the Shares. Further, Pledgee shall have the right to hold and vote the Shares and, at its option and upon thirty (30) days' notice in writing to Pledgor, shall have the right to sell and transfer the Shares and the property received with respect to the Shares or any portion thereof at any public or private sale, including private placement based upon investment representations, and for cash or such other consideration as Pledgee shall in his discretion determine to be reasonable and Pledgor shall have no right or equity of redemption in connection with any such sale; provided, however, that during such thirty (30) day period Pledgor shall have the right to cure any default by paying all indebtedness and other obligations to Pledgee together with all expenses incurred by Pledgee, including without limitation, reasonable attorneys' fees and expenses, in obtaining, holding, and preparing for sale the Shares and the property received with respect to the Shares, and in arranging for the sale. After deducting the expenses of such sale, including reasonable attorney's fees, the proceeds therefrom shall be applied to the payment of Pledgor's obligations to Pledgee pursuant to the Stock Sale Agreement and the surplus, if any, shall be paid to Pledgor. Nothing in this Agreement shall preclude Pledgee from collecting any indebtedness without resorting to the Stock.

8. COMPLIANCE WITH SECURITIES LAW.

Pledgee recognizes and agrees that the requirements of federal securities law, applicable blue sky or other state securities law, and similar laws analogous in purpose or effect may limit Pledgee's actions if Pledgee, after a default by Pledgor, elects to dispose of any part of the Stock, and may also limit a subsequent transferee's ability to transfer the Stock. Accordingly, Pledgee agrees that if Pledgee sells the Stock at any public or private sale, Pledgee will sell only to a buyer who will give further assurance, in form satisfactory to Pledgor and its legal counsel, to the effect that the sale is exempt from registration under the federal Securities Act of 1933 as amended and under applicable state securities laws.

9. RELEASE OF COLLATERAL.

At such time as all payments secured pursuant to this Agreement have been paid in full, Pledgee shall deliver the Shares and any property distributed with respect to the Shares to Pledgor in accordance with the terms of this Agreement and Pledgor shall be discharged in full from any and all obligations hereunder.

10. DELAY; WAIVER.

All rights and remedies of Pledgee under this Agreement are cumulative and are in addition to but not in limitation of any rights or remedies which Pledgee may have by law.
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                             Stock Pledge Agreement
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No delay on the part of Pledgee in the exercise of any right or remedy under this Agreement shall operate as a waiver thereof, and no single or partial exercise by Pledgee of any right or remedy under this Agreement shall preclude other or further exercise thereof or the exercise of any other right or remedy. No waiver by Pledgee of any right or remedy under this Agreement shall be deemed to be or construed as a further or continuing waiver of such right or remedy or as a waiver of any other right or remedy.

11. COOPERATION.

At the execution of this Agreement and at any time or from time to time thereafter, each of the parties agrees to cooperate in carrying out the terms of this Agreement, including the execution and delivery of such further instruments and documents as may be reasonably requested in order to more effectively carry out the terms and conditions thereof.

12. MISCELLANEOUS.

                  a. Notices. Any demand, notice, or request required or permitted under this Agreement shall be given in writing, and shall be deemed to have been properly made, as of the time of such delivery, if personally delivered, or as of the third day after such mailing, if sent by certified mail, postage prepaid, return receipt requested, to the addresses set forth below:

Pledgor:                   Myriad Industries, Inc.
                           4330 La Jolla Village Drive, Suite 320
                           San Diego, California  92122

Pledgee:                   Fairfield Developments, Inc.
                           10900 N.E. 8th Street, Suite 900
                           Bellevue, Washington  98004

Either of the above may change its mailing address by giving written notice to the other in the manner provided for in this paragraph.

                  b. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

                  c. Parties Bound. All the terms, covenants, representations, warranties and conditions of this Agreement shall be binding upon, and inure to the benefit of and be enforceable by, the parties hereto and their respective heirs, personal representatives, successors and assigns.
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                             Stock Pledge Agreement
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                  d. Attorneys' Fees; Costs. In the event of a dispute as to the interpretation or enforcement of any provision of this Agreement and any party hereto refers such dispute to any attorney for resolution, the prevailing party shall be entitled to recover its reasonable costs and attorney fees incurred in connection therewith, whether or not litigation is commenced.

                  e. Applicable Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Washington. Venue for resolution of any dispute arising hereunder shall be in the Superior Court for King County, Washington, and shall not be removed therefrom.

                  f. Headings. The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

                  g. Time of Essence. Time is of the essence as to the performance of this Agreement.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

PLEDGOR:                                  PLEDGEE:

Myriad Industries, Inc.                   Fairfield Developments, Inc.



By:  /S/ Jerome O. Crawford               By:      /S/ Richard R. Hathaway
    -----------------------------             ---------------------------------
                                          Richard R. Hathaway

Its:      President                        Its:     Vice President
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